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                                  EXHIBIT 99.1



FORM OF LOCK-UP AGREEMENT TO BE SIGNED BY ALL COMMON STOCKHOLDERS WHO WERE NEVER PREFERRED STOCKHOLDERS.


Windham Securities, Inc.
525B Mid Island Plaza
Hicksville, NY  11801

         The undersigned agrees with Windham Securities, Inc. not to sell or otherwise transfer the undersigned's beneficial ownership of shares of common Stock of Pathfinder Business Resources, Inc. for a period of one year after the final closing date of Pathfinder's initial public offering, except that the undersigned will be permitted to sell up to 30% of the undersigned's holdings at any time after 90 days following the final closing date of Pathfinder Business Resources' initial public offering in accordance with Rule 144 of the Securities Act of 1933, as amended.

                                           Very truly yours,


Dated:           , 2001
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                                                       (signature)

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                                                       (print name)

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                                                      (street address)

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                                                   (city, state, zip code)

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                                                   (social security number)





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FORM OF LOCK-UP AGREEMENT SIGNED BY FORMER PREFERRED STOCKHOLDERS WHO CONVERTED
THEIR PREFERRED SHARES INTO COMMON SHARES EFFECTIVE MAY 15, 2001.


                       PATHFINDER BUSINESS RESOURCES, INC.
                               33 ELEVENTH AVENUE
                       HUNTINGTON STATION, NEW YORK 11746



Dear Preferred Stockholder:                                     May 2, 2001

         We are pleased to announce that Windham Securities, Inc. has agreed to act as the new lead Underwriter of our initial public offering. Unfortunately, our prior Underwriter, Creative Management Corp., went out of business and forced us to delay the offering for the past several months.

         Windham has imposed two conditions on our offering. The first condition is that all Series A Preferred Stockholders must immediately convert their Series A Preferred Stock into shares of Common Stock on a one-for-one basis and irrevocably waive their right to receive any accrued and unpaid cash dividends that they would otherwise have been entitled to upon the conversion thereof. The second condition is that Pathfinder will not register any securities for sale on behalf of present stockholders.

         As you are aware in the Subscription Agreement which you signed, we advised you of the following:

         FURTHER, IN THE EVENT THAT THE COMPANY COMPLETES AN INITIAL PUBLIC OFFERING OF ITS SECURITIES, OF WHICH NO ASSURANCES CAN BE GIVEN IN THIS REGARD, THE UNDERSIGNED AGREES NOT TO SELL OR OTHERWISE TRANSFER THE SECURITIES FOR A PERIOD OF ONE YEAR AFTER THE COMPLETION OF AN INITIAL PUBLIC OFFERING WITHOUT THE PRIOR WRITTEN CONSENT OF THE MANAGING UNDERWRITER OF SUCH OFFERING. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE COMPANY WILL REQUEST THAT THE MANAGING UNDERWRITER PERMIT EACH INVESTOR TO SELL ON OR AFTER THE EFFECTIVE DATE AN AMOUNT EQUAL TO 10% OF THE SECURITIES EITHER IN THE UNDERWRITING OR OUTSIDE OF THE UNDERWRITING AND THE BALANCE OF THE SECURITIES WITHIN 150 DAYS OF THE EFFECTIVE DATE. NO ASSURANCE CAN BE GIVEN THAT THE MANAGING UNDERWRITER WILL PERMIT ANY SALES OF THE SECURITIES UNTIL THE END OF THE LOCK-UP PERIOD.

         Nevertheless, in view of your waiver of dividend rights and the conversion of your Preferred Stock into common Stock, the Underwriter has agreed that you may sell 30% of your shares of Common Stock (subject to the volume limitations of Rule 144, if applicable, see below) commencing 90 days after the completion of the public offering and the balance at any time one year thereafter. We believe that these resale terms are substantially more favorable to you than those set forth in the Subscription Agreement.. Your sales would be made pursuant to Rule 144 of the Securities act of 1933, as amended. The aforesaid assumes, of course, that a public market does develop in the over-the-counter market and that the Company is current with all required filings under the Exchange Act.

         Rule 144 imposes a volume limitation so that every 90 days you may sell up to an amount equal to the greater of one percent of the outstanding shares of Common Stock or the average weekly trading volume over the four preceding weeks.


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         We have engaged our auditors to update the financial statements and we are hoping to refile the Registration Statement with the SEC within approximately 30 days. As a result of the foregoing, we must ask you to sign below indicating your agreement to have converted, effective as of May 15, 2001, all of your shares of Series A Preferred Stock held by you into shares of Common Stock on a one-for-one basis and to waive your right to receive any accrued and unpaid dividend you would otherwise be entitled to. Please return a signed copy of this letter in the enclosed stamped, pre-addressed envelope to our office as soon as possible since we cannot go forward with the offering without your cooperation. We would also appreciate you returning to our office your Series A Preferred Stock certificates so that new Common Stock certificates can be delivered to you by us.

                                         Very truly yours,

                                         PATHFINDER BUSINESS RESOURCES, INC.


                                         Nicholas J. Seccafico, Jr., President
Agreed to and accepted by:

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        (signature)                               (acceptance date)

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        (print name)